CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223896 on Form S-3 and Registration Statement Nos. 333-41027, 333-41899, 333-53047, 333-47080, 333-67718, 333-110396, 333-191235, and 333-213836 on Form S-8 of our reports dated February 25, 2019, relating to the consolidated financial statements and financial statement schedule of C.H. Robinson Worldwide, Inc. and subsidiaries, and the effectiveness of C.H. Robinson Worldwide, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the year ended December 31, 2018.

Minneapolis, Minnesota
February 25, 2019